UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

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☐ Preliminary Proxy Statement
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FOREST LABORATORIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Forest Laboratories, Inc.

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Welcome

Welcome to our website. Here you can find information pertaining to Forest Laboratories, Inc. and our 2011 Annual Meeting of Stockholders, which will be held on Thursday, August 18, 2011 in New York, New York. The votes of Forest stockholders are very important at this critical juncture in the Company's history.

Your Board has nominated 10 highly qualified candidates to serve on Forest's Board, including 7 incumbent directors and 3 new independent nominees. If elected, our nominees are committed to representing the best interests of all Forest stockholders, and your Board urges you to vote FOR Forest's entire slate by using the WHITE proxy card that you have received from Forest.

You can find voting instructions, biographies of our nominees, relevant letters to stockholders, our proxy statement and any amendments or supplements to it, and other useful information on this website. We encourage you to read all the materials carefully.

We thank you for your support.

Press Releases

08.11.11 Forest Laboratories Sends Open Letter To Shareholders

08.10.11 ISS Recommends Forest Shareholders Vote the Company's White Card at Annual Meeting

more >

Shareholder Letters

08.11.11 August 11th Shareholder Letter

08.05.11 August 5th Shareholder Letter

08.01.11 August 1st Shareholder Letter

07.18.11 July 18th Shareholder Letter

more >

Presentations & Materials

08.11.11 Forest Labs – Key Considerations for Shareholders

08.08.11 Forest Labs – We Believe Icahn's Nominees are Conflicted

08.08.11 "Forest Chief Prevails Over U.S." – The Wall Street Journal

more >

SEC Filings

08.11.11 ISS Recommends Forest Shareholders Vote the Company's White Card at Annual Meeting

08.10.11 Updates to Website

08.10.11 ISS Recommends Forest Shareholders Vote For Company's Entire Slate of Ten Board Nominees

more >

HOME | PRESS RELEASES | SHAREHOLDER LETTERS | PRESENTATIONS & MATERIALS | OUR NOMINEES | PROXY MATERIALS | SEC FILINGS | CONTACT

© 2011 Forest Laboratories, Inc. | Important Information

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Shareholder Letters

Date	Title
08.11.2011	August 11th Shareholder Letter
08.05.2011	August 5th Shareholder Letter
08.01.2011	August 1st Shareholder Letter
07.18.2011	July 18th Shareholder Letter

HOME | PRESS RELEASES | SHAREHOLDER LETTERS | PRESENTATIONS & MATERIALS | OUR NOMINEES | PROXY MATERIALS | SEC FILINGS | CONTACT

© 2011 Forest Laboratories, Inc. | Important Information

August 11, 2011
Dear Fellow Shareholders,
Our 2011 Annual Meeting of Shareholders is just one week away. We are writing to ask you to vote for our slate of ten talented, experienced and extremely well qualified Board nominees, who are all committed to delivering value for you, our shareholders. Leading proxy advisory firms Institutional Shareholder Services (ISS) and Egan-Jones agree with your Board’s unanimous recommendation that you vote for our entire slate of ten highly qualified, talented and experienced director nominees and reject the alternative slate of hand-picked designees nominated by shareholder Carl Icahn.
Your vote is important — no matter how many shares you own. Please vote the WHITE proxy card today.
Forest Has Strong Track Record of Delivering Value for Shareholders
and One of the Strongest and Most Diversified Pipelines
in the Industry
The Forest Board and management team have a long track record of delivering strong shareholder returns:
•	Over the last 10 years, Forest’s revenues and earnings have increased at compound annual growth rates of 12.1% and 16.5%, respectively.

•	Forest’s stock price has outperformed the S&P 500 and the AMEX Pharmaceutical Index (DRG) — over both the short term and the long term.
Forest’s Board and management team continue to drive positive financial and operational results and have worked diligently to diversify the Company’s product portfolio, pursuing new, high-potential products in key therapeutic areas with significant unmet medical needs.
Today, Forest is strong and performing well and has developed one of the deepest and most promising product portfolios in the industry, including a total of nine new products, five of which have already been launched. We anticipate launching the other four products by 2013 and have made good progress toward this goal, having filed NDAs for both aclidinium and linaclotide as planned for this year. As these “Next 9” products are expected to grow and diversify Forest’s revenues in the years ahead, this is a time of tremendous opportunity for Forest, and the Board and senior management team are confident that we are on the right course to deliver a highly attractive return and enduring value for our shareholders.

FOREST LABORATORIES, INC.	909 THIRD AVENUE	NEW YORK, NY 10022-4731

Our “New 3” Nominees Will Help Maximize the Potential of Our “Next 9”
In addition to our seven highly qualified incumbent directors, we have nominated three outstanding new independent candidates with strong executive experience, no prior relationships with the Company, and no conflicts with Forest. These “New 3” candidates — Christopher Coughlin, Gerald Lieberman and Brent Saunders — bring fresh eyes and valuable operating experience and financial expertise to the Forest Board.
Our slate represents an appropriate balance of new perspectives — including five new independent directors in the last five years — and incumbent Board members who have helped build value and execute the Company’s strategy over the longer term. All ten Forest candidates are committed to transparency and responsiveness to shareholder concerns, will work on behalf of all investors and ensure board-level focus on maximizing the potential of our robust pipeline.
Leading Proxy Advisory Firms Recommend that Shareholders
Support Forest’s Nominees
Three independent proxy advisory firms have announced their strong support for Forest’s nominees:
•	Institutional Shareholder Services (ISS) said that Icahn “has not demonstrated a compelling case that change at the Board level is needed” and recommended FOR ALL 10 of Forest’s nominees.

•	Egan-Jones stated it was “not convinced that the election of the dissidents’ slate of nominees...would work to the benefit of shareholders” and recommended FOR ALL 10 of Forest’s nominees.

•	Glass Lewis rejected all but one of Icahn’s nominees, thereby effectively supporting 9 OUT OF 10 of Forest’s nominees.
We are gratified by these positive recommendations, which we believe reflect our strong track record of developing new products, the high caliber of our director candidates and the balance of valuable experience and new perspectives we have assembled on our slate.
However, we respectfully disagree with Glass Lewis’s recommendation for Icahn nominee Richard Mulligan, who we believe is clearly less qualified than Forest’s nominees and has an obvious conflict of interest due to his service on the board of Biogen Idec, which actively competes with Forest for new product licensing and acquisition opportunities in the areas of cardiovascular health, neurology, and infectious diseases.
The HHS-OIG Matter Has Been Finally, and Rightfully, Resolved
Last Friday, the Office of the Inspector General of Health and Human Services (HHS-OIG) informed Howard Solomon that it has decided not to exclude him from participating in federal healthcare programs and considers this matter “closed.”

[1]	ISS Proxy Report, August 10, 2011, p. 24

[2]	Egan-Jones Proxy Report, July 28, 2011, p. 6

We are happy that this issue has been finally, and rightfully, resolved. As we put this matter behind us, we remain diligent in our commitment to excellence and in upholding the highest standards both in our pharmaceutical operations and in our corporate governance.
Forest’s Nominees Deserve Your Support
Vote the WHITE Proxy Card Today
Support your Board by voting the WHITE proxy card TODAY. You may vote by telephone, internet or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope. We also urge you to DISCARD ANY GOLD PROXY CARD sent to you by Mr. Icahn or his affiliates. If you have already returned a gold proxy card, you can change your vote by signing, dating and returning a WHITE proxy card. Only your latest dated proxy card will be counted.
For information about Forest’s 2011 Annual Meeting of Shareholders — including a new presentation to Forest shareholders dated August 11, 2011 — please visit: HYPERLINK “http://www.FRX2011annualmeeting.com” www.FRX2011annualmeeting.com.
Forest’s Board of Directors greatly appreciates the input we have received from our shareholders. We thank you for your continued support.

Sincerely,

Howard Solomon
Chairman of the Board and Chief Executive Officer

Kenneth Goodman
Presiding Independent Director

If you have any questions, require assistance with voting your WHITE proxy card, or need additional copies of the proxy materials, please contact:
105 Madison Avenue New
York, NY 10016
frxproxy@mackenziepartners.com
(212) 929-5500 (Call Collect)
Or
TOLL-FREE (800) 322-2885
Forward Looking Information
Except for the historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including the difficulty of predicting FDA approvals, the acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, the timely development and launch of new products, changes in laws and regulations affecting the healthcare industry and the risk factors listed from time to time in Forest Laboratories’ Annual Reports on Form 10-K (including the Annual Report on Form 10-K for the fiscal year ended March 31, 2011), Quarterly Reports on Form 10-Q, and any subsequent SEC filings.
Important Additional Information
Forest Laboratories, its directors, director nominees and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Forest shareholders in connection with the matters to be considered at Forest Laboratories’ 2011 Annual Meeting. On July 18, 2011, Forest Laboratories filed its definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from Forest shareholders. FOREST SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Appendix B thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Forest Laboratories with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at Forest Laboratories’ website at www.frx.com or by writing to Forest Laboratories at 909 Third Avenue, New York, New York 10022.
This document contains quotes and excerpts from certain previously published material. Consent of the author and publication has not been obtained to use the material as proxy soliciting material.